UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BALDOR ELECTRIC COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BALDOR ELECTRIC COMPANY
P. O. Box 2400
5711 R. S. Boreham, Jr. Street
Fort Smith, Arkansas 72902

April 18, 2007

To our Shareholders:

You are cordially invited to attend Baldor’s 2007 Annual Shareholders’ Meeting.

On the following pages you will find the Notice of Meeting, which lists the matters to be conducted at the meeting, and the Proxy Statement. Our Shareholders’ Meeting will include a review of 2006 and a discussion of the opportunities and challenges ahead of us. We believe you will find it interesting.

This year there is one proposal for your consideration:

•	Proposal 1 is the election of Directors. Your Board recommends you vote for this proposal.

All shareholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your proxy as soon as possible. Your vote is important. You can vote electronically over the Internet or by telephone. You may also vote by using a traditional proxy card and mailing it to us in the enclosed postage-paid return envelope. Detailed voting instructions can be found on your proxy card.

This will be our first shareholders’ meeting following our acquisition of Dodge/Reliance. Many of our new employees will be in attendance. We will also have some of the Dodge/Reliance products on display, including an 8,000 horsepower motor. We hope you take this opportunity to meet our new Baldor/Dodge/Reliance employees and see some of our new products.

We appreciate your confidence in Baldor Electric Company.

Sincerely,

John A. McFarland

Chairman

BALDOR ELECTRIC COMPANY

NOTICE OF

2007 ANNUAL MEETING OF SHAREHOLDERS

Date:	Saturday, May 19, 2007

Time:	10:30 a.m., local time

Location:	Fort Smith Convention Center 55 South 7th Street Fort Smith, Arkansas

Items of Business:	1. To elect directors;

2. To transact such other business as may properly come before the meeting and all adjournments thereof.

Record Date:	Only Baldor shareholders of record as of the close of business on April 2, 2007, are entitled to notice of, and to vote at, the 2007 Annual Shareholders’ Meeting and all adjournments (the “2007 Annual Meeting”).

Annual Report:	Baldor’s 2006 Annual Report to Shareholders (“2006 Annual Report”) for the fiscal year ended December 30, 2006, is available and may be included in the mailing of this Proxy Statement. This 2006 Annual Report is not a part of the proxy soliciting material. To request copies of any Baldor literature, please visit our website or contact us at:

		Mail:	Baldor Electric Company
Phone:	479-646-4711		Attn: Shareholder Relations
Fax:	479-648-5752		P O Box 2400
Website:	www.baldor.com		Fort Smith AR 72902

Proxy Voting:	Baldor’s shareholders of record can vote by one of the following methods and a proxy may be revoked as described in the following Proxy Statement:

1. By telephone,

2. By Internet, or

3. By mail.

By order of the Board of Directors

Ronald E. Tucker
Secretary
April 18, 2007

BALDOR ELECTRIC COMPANY

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

Date, time, and place of meeting … The enclosed proxy is solicited on behalf of the Board of Directors of Baldor Electric Company (“Baldor”) for use at the 2007 Annual Meeting of its shareholders. The meeting will be held as follows:

Time:	10:30 a.m., local time	Location:	Fort Smith Convention Center
55 South 7th Street
Date:	Saturday, May 19, 2007		Fort Smith, Arkansas

Company location and proxy mailing … Baldor’s principal executive offices are located at 5711 R. S. Boreham, Jr. Street, Fort Smith, Arkansas 72901. This Proxy Statement and the accompanying form of proxy are first being sent to our shareholders on or about April 18, 2007.

VOTING

Shareholders entitled to vote … Only the holders of record of Baldor’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on April 2, 2007, will be entitled to notice of and to vote at the 2007 Annual Meeting. There were 45,765,841 shares of Common Stock outstanding as of the close of business on April 2, 2007. Each share of Common Stock entitles the holder to one vote on each item of business to be presented for shareholder vote at the 2007 Annual Meeting.

Quorum … A majority of the issued and outstanding shares entitled to vote and represented in person or by proxy will constitute a quorum for the transaction of business at the 2007 Annual Meeting. Shares represented by properly executed proxies will be counted for determining whether a quorum exists. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter (a “broker non-vote”), the related shares will only be considered as present and entitled to vote for that particular matter.

Vote required … The affirmative vote of the holders of a majority of the shares constituting a quorum is required for the election of directors as set forth in Proposal 1. Shares represented by proxies that direct that the shares be voted to abstain or to withhold a vote on a matter, and broker non-votes deemed to be present, will have the effect of a vote against that proposal. Shares represented by proxies that are marked to deny discretionary authority on other matters will be treated as shares present and entitled to vote on those matters and will have the same effect as a vote against approval of such proposals.

Voting methods … You may vote your shares by telephone, over the Internet, or by mail as indicated on the attached proxy card. If you vote by telephone or Internet, you do not need to return your proxy card. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Vote at the Annual Meeting … Your choice of voting method will not limit your right to vote at the 2007 Annual Meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Voting by employee-participants … Baldor sponsors The Baldor Electric Company Employees’ Profit Sharing and Savings Plan (“The Profit Sharing and Savings Plan”). One of the ten investment options for employee-participants is the Baldor Stock Fund. Employee-participants individually have the right to direct the trustee of The Profit Sharing and Savings Plan how to vote the shares of Common Stock that are allocated to their individual accounts. Employee-participants may use the telephone, Internet, or mail to direct the trustee on how to vote their shares. Instructions on the various voting methods can be found on the employee-participants direction card. The Profit Sharing and Savings Plan and governing Trust Agreement require that: 1) the shares of Common Stock not yet allocated to the accounts of employee-participants will be voted FOR the proposal on which the vote is being taken; 2) the shares of Common Stock allocated to employee-participants where the direction card has been signed and returned without any direction will be voted in proportion to the shares in The Profit Sharing and Savings Plan that were voted by employee-participants; and 3) the shares of Common Stock allocated to employee-participants that are not voted will be voted in proportion to the shares in The Profit Sharing and Savings Plan that were voted by employee-participants.

Proxies … The persons named in the proxy are authorized to vote the shares of the shareholders giving the proxy for any nominee except those nominees with respect to whom authority has been withheld. All shares that have been properly voted and not revoked will be voted at the 2007 Annual Meeting in accordance with the instructions received. If the form of proxy is signed and returned without any direction, shares of Baldor’s Common Stock will be voted FOR the election of the Board’s slate of nominees. A shareholder may revoke a properly voted proxy at any time before it is exercised either by attending the meeting and voting in person or by notifying the Secretary of Baldor in writing at the address found on page 1 of this proxy statement under the caption “Company location and proxy mailing”.

Cost of proxy solicitation … Baldor will pay for the cost of the solicitation of proxies. Regular employees of Baldor, without additional compensation, may personally solicit proxies or use mail systems, facsimile, telephone, or other reasonable means to solicit proxies. Brokerage firms, banks, nominees, and others will be requested to forward proxy materials to the beneficial owners of Baldor’s Common Stock held of record by them. Currently, there is no plan to solicit proxies by specially engaged employees or other paid solicitors; however, this may be done if deemed necessary.

PROPOSAL 1 — ELECTION OF DIRECTORS

Baldor’s Restated Articles of Incorporation and Bylaws, as amended, provide for a classified Board of Directors. The Board is divided into three classes. Each class expires at different times. Four members are to be elected to the Board of Directors in 2007. Each member elected in 2007 will serve for a term of three years.

The persons named in the enclosed proxy intend to vote the proxy for the election of the four nominees named below as directors of Baldor. Each nominee listed below will be voted FOR unless the shareholder indicates on the proxy that the vote for any one or more of the nominees should be withheld or contrary directions are indicated.

The Board of Directors has no reason to doubt the availability of the nominees and each has indicated a willingness to serve if elected. If any nominee declines or is unable to serve, the Board of Directors, in its discretion, may either reduce the size of the Board or the proxies will be voted for a substitute nominee designated by the Board of Directors.

Information Regarding the Nominees for Directors

to be Elected in 2007 for Terms Ending in 2010

Jean A. Mauldin ... Chief Financial Officer of Merial, Inc., a world-leading animal health company, since 2002; former President of Phelps Dodge Wire and Cable, a division of Phelps Dodge Corporation, 2000 thru 2002.

R. L. Qualls ... Independent Business and Financial Consultant, providing assistance to corporations; former Vice Chairman of the Board, Chief Executive Officer, and President of Baldor (retired 2000); Director of Bank of the Ozarks, Inc. (NASDAQ) since 1997.

Barry K. Rogstad … Former President of the American Business Conference, a coalition of mid-size fast-growing firms, which promotes public policies to encourage growth, job creation, and a higher standard of living for all Americans, for more than five years (retired 2002); former Partner and Chief Economist with Coopers and Lybrand.

Ronald E. Tucker ... Baldor’s President since 2005; Chief Operating Officer since February 2007; Chief Financial Officer since 2000; Secretary since 2002; Treasurer from 2000 thru 2002.

Information Regarding the Directors Who Are Not Nominees for Election

and Whose Terms Continue Beyond 2007

Jefferson W. Asher, Jr. ... Independent Management Consultant, providing assistance to corporations, attorneys, banking institutions, and other creditors, for more than five years; Director of Webtigo since March 2006; Director of Hulaw Corporation (formerly OhCal Foods, Inc.) since January 2005; former Director of California Beach Restaurants, Inc. (term ended 2004); former Director of Zing Wireless, Inc. (term ended 2005).

Merlin J. Augustine, Jr. ... Assistant Vice Chancellor of Finance and Administration and Director of Customer Relations at the University of Arkansas in Fayetteville; Founder and Chief Executive Officer of M&N Augustine Foundation for Human Development, Inc. established in 1992; former Member of the Board of Arkansas Science and Technology Authority (term ended 2005).

Richard E. Jaudes ... Partner at Thompson Coburn LLP, a law firm that provides legal counsel to Baldor.

John A. McFarland ... Baldor’s Chairman of the Board since 2005; Chief Executive Officer since 2000; President from 1996 through 2004; Executive Vice President—Sales and Marketing during 1996; Vice President—Sales from 1991 to 1996.

Robert J. Messey ... Senior Vice President and Chief Financial Officer of Arch Coal, Inc. (NYSE), the second largest coal producer in the United States; Director of Stereotaxis, Inc. (NASDAQ) since May 2005.

Robert L. Proost ... Financial Consultant and Lawyer; former Director, Vice President, and Chief Financial Officer of A.G. Edwards, Inc. (NYSE), and of various subsidiaries (retired 2001).

General Information Regarding Current Directors and Nominees for Election

Name	Year of Birth	Director Since	Current Term Expires
Jefferson W. Asher, Jr.	1924	1973	2008
Merlin J. Augustine, Jr.	1943	2000	2009
Richard E. Jaudes	1943	1999	2008
Jean A. Mauldin	1957	2006	2007
John A. McFarland	1951	1996	2009
Robert J. Messey	1946	1993	2008
Robert L. Proost	1937	1988	2009
R. L. Qualls	1933	1987	2007
Barry K. Rogstad	1940	2001	2007
Ronald E. Tucker	1957	N/A	N/A

Information About the Board of Directors and Committees of the Board

Board of Directors ... The Board of Directors has four committees: Audit Committee, Compensation Committee (formerly the Compensation & Stock Option Committee), Corporate Governance Committee (formerly the Nominating & Corporate Governance Committee), and Executive Committee. The membership and responsibilities of the current committees of the Company’s Board of Directors are summarized below. Additional information regarding the responsibilities of each committee is found in, and shall be governed by, the Company’s Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Company’s Board of Directors, and certain mandated regulatory requirements. The Charters of Baldor’s Audit, Corporate Governance, and Compensation Committees, as well as Baldor’s Corporate Governance Guidelines, are available at Baldor’s website at www.baldor.com. The information is also available in print to any shareholder who requests it.

Executive Committee ... Between meetings of the Board, the Executive Committee is empowered to act in lieu of the Board of Directors except on those matters for which the Board of Directors has specifically reserved authority to itself or as set forth in Baldor’s Bylaws, as amended. The Executive Committee administers equity compensation plans associated solely with non-employee directors. The Executive Committee is currently comprised of one director who is an executive officer of Baldor and two non-management directors who are independent directors.

Audit Committee ... The Audit Committee performs those duties and responsibilities as set out in the Charter of the Audit Committee. More information regarding the Audit Committee can be found in this proxy statement under the captions “The Audit Committee Report” and “Statement of Audit Committee Member Independence and Financial Expertise”. The Audit Committee is comprised of four independent directors.

Compensation Committee ... The Compensation Committee performs those duties and responsibilities as set out in the Charter of the Compensation Committee, including the responsibility for approving the salary and contingent compensation arrangements for Named Executive Officers, approving any stock options granted to Named Executive Officers, having the exclusive authority to determine the persons eligible to participate and the amount, terms, and conditions of the equity awards made to each participant, and administering the Company’s various stock option plans except for those associated solely with the non-employee directors. The Compensation Committee has the authority to determine whether termination is the result of retirement. This specific authority has been delegated to the Executive Committee of the Board of Directors; however, the actions of the Executive Committee relating to this authority are reviewed by the Compensation Committee. The Compensation Committee is comprised of five independent directors.

Corporate Governance Committee ... The Corporate Governance Committee performs those duties and responsibilities as set out in the Charter of the Corporate Governance Committee, including considering candidates for Board membership proposed by shareholders who have complied with the procedures set forth in the Company’s Bylaws, proposing a slate of directors for election by the shareholders at each annual meeting, proposing candidates to fill vacancies on the Board, and responsibility for the Company’s corporate governance guidelines and evaluation. The Corporate Governance Committee is comprised of five independent directors.

Memberships, meetings, and attendance ... During the fiscal year ended December 30, 2006 (“fiscal year 2006”), the Board of Directors held seven meetings. Each director attended at least 75% of the board meetings and each committee member attended at least 75% of the committee meetings. It is Baldor’s practice that all directors attend the Company’s Annual Shareholders’ Meetings. All directors did attend the meeting held in 2006. Below are the current committee memberships and other information about the committees of the Board of Directors.

Name	Independent** Directors	Executive Committee	Audit Committee	Compensation Committee	Corporate Governance Committee
Jefferson W. Asher, Jr.	*		*		*
Merlin J. Augustine, Jr.	*			*	*
Richard E. Jaudes	*			Chairman	*
Jean A. Mauldin	*
John A. McFarland		Chairman
Robert J. Messey	*		Chairman	*
Robert L. Proost	*	*	*		*
R. L. Qualls	Presiding Director	*		*	Chairman
Barry K. Rogstad	*		*	*
Meetings held during fiscal year 2006	4	6	9	6	5

*	Committee membership
**	Designates independence under the requirements of the New York Stock Exchange

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 2, 2007, regarding all persons known to Baldor to be the beneficial owners of more than five percent of Baldor’s Common Stock. The table also includes security ownership for each director of Baldor, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and all executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Steven A. Cohen	2,788,890	(2)	6.1%
c/o SAC Capital Advisors, LLC
72 Cummings Point Road
Stamford, Connecticut 06902

The Baldor Electric Company
Employees’ Profit Sharing and Savings Plan	2,731,994	(3)	6.0%
P. O. Box 2400
Fort Smith, Arkansas 72902

T. Rowe Price Associates, Inc.	2,336,640	(4)	5.1%
100 E. Pratt Street
Baltimore, Maryland 21202

Lord, Abbett & Co. LLC	1,750,862	(5)	3.8%
90 Hudson Street
Jersey City, New Jersey 07302

John A. McFarland	390,416	(6)	*
R. L. Qualls	212,441	(7)	*
Charles H. Cramer	162,759	(8)	*
Gene J. Hagedorn	127,894	(9)	*
Jefferson W. Asher, Jr.	110,979	(10)	*
Ronald E. Tucker	107,878	(11)	*
Robert L. Proost	101,041	(12)	*
Randal G. Waltman	73,079	(13)	*
Robert J. Messey	58,250	(14)	*
Richard E. Jaudes	38,748	(15)	*
Barry K. Rogstad	34,580	(16)	*
Merlin J. Augustine, Jr.	34,000	(17)	*
Jean A. Mauldin	100	(18)	*

All executive officers and directors as a group (23 persons)	1,757,033	(19)	3.8%

*	Less than 1%.
(1)	Percentage is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The numerator consists of the number of shares of Baldor’s Common Stock owned by each individual (including “options” defined on this page to include shares issuable upon exercise of stock options which are or will be exercisable within 60 days of April 2, 2007, and stock units which are distributable within 60 days of April 2, 2007). The denominator consists of all issued and outstanding shares of Baldor’s Common Stock plus those shares that are issuable upon the exercise of stock options and distributable stock units for that individual or group of individuals.

(2)	Based on the Schedule 13G filed with the Securities and Exchange Commission dated January 26, 2007, Mr. Steven A. Cohen controls S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, CR Intrinsic Investors, LLC, Sigma Capital Management, LLC, and indirectly owns a 49% interest in the managing member of Walter Capital Management LLP, each of which including Mr. Steven A. Cohen directly own no shares. Each of (i) S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC and Mr. Cohen may be deemed to own beneficially 1,497,700 shares, (ii) CR Intrinsic Investors, LLC and Mr. Cohen may be deemed to own beneficially 350,000 shares, (iii) Sigma Capital Management, LLC and Mr. Cohen may be deemed to own beneficially 901,200 shares, and (iv) Walter Capital Management, LLP and Mr. Cohen may be deemed to own beneficially 39,990 shares.
(3)	Based on correspondence dated April 9, 2007, received from the trustee of The Profit Sharing and Savings Plan, Participants in such Plan have sole voting and shared investment power over 2,731,994 shares.
(4)	Based on the Schedule 13G filed with the Securities and Exchange Commission dated December 31, 2006. These securities are owned by various individual and institutional investors including the T. Rowe Price Small-Cap Stock Fund, Inc. (which has sole voting power over 1,818,400 shares), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power over 306,600 shares and sole dispositive power over 2,336,640 aggregately (includes the shares held by the T. Rowe price Small-Cap Stock Fund, Inc.). For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	Based on the Schedule 13G filed with the Securities and Exchange Commission dated December 29, 2006; sole voting power over 1,635,962 and sole dispositive power over 1,750,862 shares.
(6)	Sole voting and investment power over 79,467 shares; shared voting and investment power over 84,510 shares; sole voting and shared investment power over 32,864 shares in The Profit Sharing and Savings Plan; includes options to purchase 193,575 shares.
(7)	Sole voting and investment power over 171,766 shares; shared voting and investment power over 10,555 shares; includes options to purchase 30,120 shares.
(8)	Sole voting and investment power over 57,914 shares; shared voting and investment power over 22,512 shares; sole voting and shared investment power over 17,627 shares in The Profit Sharing and Savings Plan; includes options to purchase 64,140 shares and distributable awards of 566 shares.
(9)	Sole voting and investment power over 35,703 shares; shared voting and investment power over 25,868 shares; sole voting and shared investment power over 1,057 shares in The Profit Sharing and Savings Plan; includes options to purchase 64,700 shares and distributable awards of 566 shares.
(10)	Sole voting and investment power over 75,459 shares; includes options to purchase 35,520 shares.
(11)	Sole voting and investment power over 7,002 shares; sole voting and shared investment power over 2,046 shares in The Profit Sharing and Savings Plan; includes options to purchase 98,150 shares and distributable awards of 680 shares.
(12)	Sole voting and investment power over 10,800 shares; shared voting and investment power over 50,401 shares; includes options to purchase 39,840 shares.
(13)	Shared voting and investment power over 23,850 shares; sole voting and shared investment power over 5,649 shares in The Profit Sharing and Savings Plan; includes options to purchase 43,580 shares.
(14)	Sole voting and investment power over 362 shares; shared voting and investment power over 26,688 shares; includes options to purchase 31,200 shares.
(15)	Sole voting and investment power over 3,228 shares; includes options to purchase 35,520 shares.
(16)	Shared voting and investment power over 13,100 shares; includes options to purchase 21,480 shares.
(17)	Shared voting and investment power over 8,193 shares; includes options to purchase 25,807 shares.
(18)	Sole voting and investment power over 100 shares.
(19)	Sole voting and investment power over 442,759 shares; shared voting and investment power over 346,665 shares; sole voting and shared investment power over 82,111 shares in The Profit Sharing and Savings Plan; includes options to purchase 881,894 shares and distributable awards of 3,604 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation and Philosophy

The Compensation Committee of the Board of Directors is responsible for establishing and overseeing the Company’s compensation policy. It is fully responsible for the determination of the compensation levels of the CEO and the President/CFO, and approval of all executive compensation, including the Named Executive Officers. The guiding principle of the Committee is the belief that executive compensation based on increased performance and productivity is key to the success of Baldor and the growth in shareholder value.

The Baldor executive compensation program is designed to align executive incentives with the achievement of Company goals and objectives. It is based on the premise that Baldor is only successful if all individuals work as a team to meet the expectations of customers and shareholders. To that end, the elements of compensation for the Named Executive Officers are identical to those for other executive officers. The Compensation Committee has designed the Company’s executive compensation program to ensure that total compensation paid to executive officers, including the Named Executive Officers, is fair internally, competitive externally, and offers performance motivation.

The Baldor executive compensation program includes both cash and stock-based compensation. Actual levels of total compensation in any given year are a function of the achievement of Company goals. Equity compensation, which for 2006 consisted of the awarding of stock options and stock units, has vesting periods that ensure long term alignment of interests of management and shareholders.

Throughout this discussion, the individuals who served during 2006 as the Company’s Chief Executive Officer and President/Chief Financial Officer, as well as the other individuals included in the Compensation Tables on pages 13 to 26, are referred to as the Named Executive Officers.

Evaluation of Executive Performance

Executive compensation is based on performance targets established in the annual business plan that is approved by the Board of Directors. Performance targets set on a Company-wide basis emphasize achieving specific revenue and earnings goals, relations with customers and suppliers, and recruiting and retaining the necessary talent for the organization. Performance targets set at the individual level are based on the particular position and level of responsibility, but in all cases highlight the importance of personal contribution to Company productivity improvement.

In evaluating the executives’ performance and in order to insure that the executive compensation packages are competitive, the Compensation Committee reviews independent salary survey data from the Watson-Wyatt Data Services Compensation Survey, which shows compensation practices for a peer group of companies. Using this data, salaries for all Baldor executive officers can be compared with the range of salaries for persons holding similar positions at comparably sized manufacturing companies. In general, the Compensation Committee seeks to establish salaries for Baldor executive officers that are slightly above the median for peer group companies. The Watson-Wyatt survey also provides peer group data on equity compensation by executive level position, which is used by Baldor in determining the equity component of compensation.

As part of its oversight function the Compensation Committee reviews the status of Company officers, their positions and compensation on a quarterly basis. In addition, the Non-Management Directors discuss the ongoing effectiveness of the goals set for executives in the context of monitoring progress towards overall Company objectives. They also meet with the CEO to discuss overall executive team capabilities and capacity as well as individual executive performance.

Setting Executive Compensation

Proposed compensation for all but the CEO and the President/CFO is initiated by the CEO. He evaluates the performance of the other executive officers in terms of their individual performance and contribution to Company objectives in the context of the Watson Wyatt survey data. The CEO then seeks the advice and counsel of the Executive Committee of the Board (whose membership also includes two independent directors). The Executive Committee also reviews the Watson Wyatt data for the CEO and President/CFO positions. The results of these discussions and the CEO’s recommendations are presented to the Compensation Committee in November. The Compensation Committee meets with the CEO and discusses his recommendation for the President/CFO. During this period, the Chair of the Compensation Committee meets with the CEO and evaluates his performance for the year and discusses future compensation considerations.

The Compensation Committee examines all recommendations within the established framework as described. It sets the compensation for the CEO and the President/CFO and also sets the compensation for the other Named Executive Officers, in general, following the recommendations of the CEO. The Committee also approves the recommendations for other executive salaries. The Compensation Committee submits these decisions to the Board of Directors for their approval.

Executive Compensation Components

In 2006 the components of compensation for Baldor executive officers, including Named Executive Officers were:

•	Salary

•	Non-equity incentive plan compensation

•	Long-term incentive compensation

•	Certain benefits

These components of the executives’ total compensation program are discussed more fully below.

Salary

The Company pays Named Executive Officers to compensate them for services given during the year. In considering each executive officer’s salary, the Compensation Committee evaluates each individual’s personal performance, including initiatives and achievements during the past year, and that individual’s future potential, as well as how the executive has contributed to Baldor’s performance generally. Of particular importance, emphasis is placed on manager productivity, which leads to an overall efficient management structure for the Company. Salaries are set to be competitive externally and fair internally.

As noted earlier, salary comparisons are made with a peer group of companies using Watson-Wyatt survey compensation data. The peer group selected for this comparison is all other comparably sized manufacturing companies, based upon sales volume. Peer company comparisons are undertaken for each executive position. Average salaries for Baldor executive officers are slightly above the midpoint of the salaries of peer companies. The Compensation Committee believes this appropriately reflects the effectiveness of the management team as well as the employment tenure of Baldor’s executive officers.

Non-equity incentive plan compensation

The non-equity incentive component of compensation is a cash payment designed to link executive pay to the Company’s performance. The amount awarded to the executives under this component is determined based on goals that the Compensation Committee believes more fully enhance shareholder value. These amounts are earned by the executive officers (including the Named Executive Officers) and other key management personnel based upon the achievement of “target” and “stretch” goals for two components—sales and earnings per share. These goals are set by the Board of Directors in conjunction with their approval of the annual business plan and are communicated to the Named Executive Officers. The Board also reviews these goals annually to determine if any changes are needed to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value. It is important to note that these goals serve to reinforce the incentives for management to work as a team.

Non-equity incentive compensation amounts are determined as a percentage of each participating person’s salary. Fifty percent (50%) of the amount earned is based on achieving pre-set sales goals and fifty percent (50%) of the amount earned is based on achieving pre-set earnings per share goals. If the “target” goal for the sales or earnings component is met, a non-equity incentive compensation amount of 5% (of salary) for that component is earned. If the “target” goal of a component is not met, the non-equity incentive compensation amount for that component is not earned. For each component that exceeds the “target” goal, the non-equity incentive compensation amount for that component will be increased up to another 5% paid on a straight-line basis until the “stretch” goal is reached. If the “stretch” goal for a component is exceeded, the additional non-equity incentive compensation amount to be paid will continue to be calculated on the same straight-line pro-rata basis as used for the “stretch” goal amount.

Long-term incentive compensation

The Company believes that ownership of Company stock ensures that all employees, and particularly the Company’s executive officers, have a continuing stake in the long-term success of the Company and encourages all employees to contribute to its success. As a result, effective February 2006, the Compensation Committee approved stock ownership guidelines for its directors, officers, and key management personnel in order to align these individuals with a long-term interest in the success of the Company. “Stock ownership” under these guidelines is defined to include stock owned directly, stock owned indirectly through the Company’s 401(k) and Profit Sharing Plan, stock owned indirectly by a spouse and minor children, and stock units vested but deferred under the Company’s deferred compensation plan.

The guidelines adopted by the Compensation Committee recommend that the individuals serving in the positions of CEO, COO, President, CFO, executive vice-presidents, and directors own two times the value of their 2005 cash compensation. All other executive officers are recommended to own one and one-half times the value of their 2005 cash compensation. Other key management personnel are recommended to own one times the value of their 2005 cash compensation. The Compensation Committee has also established milestone guidelines that are used to monitor progress toward achieving the ownership recommendations over the next five-year period.

To facilitate compliance with these guidelines, the Company provides long-term incentive compensation to its executive officers in the form of stock options and, on occasion, stock units. Any stock options and/or stock units granted under this component of compensation are granted under the Baldor Electric Company 2006 Equity Incentive Plan approved by shareholders.

(i)	Stock Options. Incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) are granted to executive officers and other key management annually. In determining the size of stock option grants to the executive officers, the Compensation Committee reviews independent salary survey data regarding stock option grants to executive officers by the Company’s peer group.

The number of shares underlying any options granted is based upon a formula related to the previous year’s total cash compensation. The CEO, President, CFO and Executive Vice-Presidents are granted approximately 33 options per $1,000 of the cash compensation. Other officers, as a group, are granted approximately 28 options per $1,000 of the average cash compensation.

Options granted under this component of compensation have a ten year life, are granted with an exercise price equal to the New York Stock Exchange composite closing price for Baldor stock on the grant date and are 100% exercisable after six months and one day from date of grant. Accordingly, those stock options will have value only if the market price of Baldor stock increases after that date.

(ii)	Stock Units. Stock units are awarded to executive officers and other key management only in the year following a year in which a “target” goal was met. The number of stock units granted is based upon a formula related to the previous year’s total cash compensation. The CEO, President, CFO and Executive Vice-Presidents are granted approximately 6 stock units per $1,000 of the cash compensation. Other officers, as a group, are granted approximately 5 stock units per $1,000 of the group’s average cash compensation. These units vest over a time period designated in the award document. If the individual is not an employee at the time of vesting, the stock units are forfeited. Stock units are a pure retentive feature to provide continuity through business cycles and will increase in value only if the market price of Baldor stock increases.

Certain benefits

Standard Package. As with all other Baldor employees, the executives are eligible for the same health and dental insurance, accidental death insurance, disability, vacation, 401(k) matching contributions and profit-sharing participation (subject to IRS restrictions) and other similar benefits offered by the Company. The Company’s benefits package generally is designed to assist employees in providing for their own financial security in a manner that recognizes individual needs and preferences.

Supplemental Executive Benefits. In order to provide a competitively attractive package to secure and retain experienced executive officers, the Company supplements the standard benefit packages offered to all employees with appropriate executive benefits as listed below.

(i)	Death Benefits. The Company offers to the executive officers a death benefit payment equal to two times the previous year’s salary and bonus should they die while employed by Baldor. While no funds have been set aside to fund this promised benefit, the Company has purchased corporate owned life insurance to offset this liability.

(ii)	Non-Qualified Deferred Compensation. A Non-Qualified Deferred Compensation Plan exists for any Baldor employee the IRS defines as “highly compensated”, most of whom are the Company’s executive officers. Under the IRS rules, the amounts they can contribute to the 401(k) plan on a tax deferred basis is limited, so the Non-Qualified Deferred Compensation Plan allows such individuals to make further retirement contributions. Any amounts contributed are made strictly by the employee, and Baldor makes no matching contributions.

(iii)	Perquisites. The Company reimburses executive officers for dues to one social/country club of the executive’s choosing as long as that membership is also used for business purposes. The Company does not offer management any other personal benefits.

(iv)	Change of Control Arrangements. Pursuant to agreements under the Baldor Electric Company 2006 Equity Incentive Plan, all outstanding stock units held by any employee, including the Named Executive Officers, will fully vest and be free of any restrictions without any further act by Baldor or the Named Executive Officer in the event of a “Change of Control” as defined in those agreements.

Other than distributions from the Non-Qualified Deferred Compensation Plan in accordance with the terms of the plan, none of these supplemental benefits continue for the executive after retirement or termination.

Additional Information About Stock Options

Grants to executive officers and other key management are normally made at the first Board of Directors meeting of the year, the date for which is established at least nine months in advance. During 2006, the Board recommended Shareholders approve the Baldor Electric Company 2006 Equity Incentive Plan at the April Shareholders’ Meeting. Adoption of the Plan allowed the Compensation Committee to comply with IRS Code Section 409A requirements on options previously granted. As a result of the Plan’s passage, the 2006 options for executive officers and other key management personnel were granted at the April meeting.

The exercise price of all options granted is equal to the NYSE composite closing price for Baldor stock on the grant date. The grant date is normally the date of a Compensation Committee meeting. These meetings are typically scheduled approximately nine months in advance of the meeting. As such, there may be times when the Compensation Committee may grant options at times when the Board or Compensation Committee is in possession of material non-public information. The Company has not adopted any policy with respect to coordinating option grant dates with the release of material non-public information. The Compensation Committee typically does not take such information into account when determining whether and in what amount to make option grants. Rather, the grant date with respect to any options granted to a Named Executive Officer generally is the date the Compensation Committee determines to grant such options.

As a matter of policy, the Company does not re-price any options previously granted.

Trading of Baldor Stock

The Company’s officers and directors may not purchase or sell options, nor engage in short sales with respect to Baldor stock. Officers and directors are also not allowed to trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Baldor stock.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Baldor may deduct in any one year with respect to each of its five most highly paid executive officers. To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

SUMMARY COMPENSATION TABLE FOR NAMED EXECUTIVE OFFICERS

The following tables set forth certain information regarding compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 30, 2006. The Company has not entered into any employment agreements with any of the Named Executive Officers.

Summary Compensation Table

for fiscal year 2006

Name and Principal Position	Year	Salary	Bonus	(1) Stock Awards	(2) Option Awards	(3) Non-Equity Incentive Plan Compensation	(4) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(5) All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
John A. McFarland Chairman and Chief Executive Officer	2006	775,000	0	98,411	245,520	173,445	190	38,913	1,331,479

Ronald E. Tucker President, Chief Financial Officer and Secretary	2006	450,000	0	56,738	142,560	100,710	483	38,970	789,461

Gene J. Hagedorn Vice President – Materials	2006	250,000	0	29,388	67,200	55,950	110	33,169	435,817

Randal G. Waltman Vice President – Operations	2006	235,000	0	23,828	63,168	52,593	542	29,703	404,834

Charles H. Cramer Vice President – Human Resources	2006	230,000	0	31,777	61,824	51,474	0	20,308	395,383

(1)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note H in the Notes to Consolidated Financial Statements contained in the Annual Report on Form 10-K for the fiscal year ended December 30, 2006, filed with the Securities and Exchange Commission on February 28, 2007.
(2)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with FAS 123(R) and thus may include amounts from options granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in the Notes to Consolidated Financial Statements contained in the Annual Report on Form 10-K for the fiscal year ended December 30, 2006, filed with the Securities and Exchange Commission on February 28, 2007.

(3)	Reflects amounts paid to each Named Executive Officer under the Baldor Electric Company Bonus Plan for Officers effective for fiscal year 2006.
(4)	Reflects the earnings and change in market value of the mutual fund investment choices offered within the plan and selected by the Named Executive Officer.
(5)	For fiscal year 2006, the amounts in this column represent Baldor contributions and payments made as follows:

	Contributions to the Profit Sharing Plan	Contributions to the 401(k) Savings	(a) Death Benefit Premium	(b) Other
	($)	($)	($)	($)
John A. McFarland	17,248	3,300	16,103	2,262
Ronald E. Tucker	17,248	2,719	12,246	6,757
Gene J. Hagedorn	17,248	3,300	8,304	4,317
Randal G. Waltman	17,248	3,300	9,155	0
Charles H. Cramer	17,248	3,060	0	0

(a)	The Company offers to its executive officers a death benefit payment equal to two times the previous year’s salary and bonus should they die while employed. While no funds have been set aside to fund this promised benefit, the Company has purchased corporate owned life insurance to offset this liability. The amount in this column represents the premium paid with respect to such insurance.
(b)	Amounts disclosed in this column represent other perquisites such as social/country club dues, none of which individually total in excess of $10,000.

Grant of Plan-Based Awards in Fiscal Year 2006

Name	Grant Date	(1) Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			(2) All Other Stock Awards: Number of Shares of Stock or Units	(3) All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards	(5) Grant date fair value of stock and option awards
		Threshold	Target	Maximum		Threshold	Target	Maximum
		($)	($)	($)		(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
John A. McFarland		38,750	77,500		(1)
	04/21/06					N/A	N/A	N/A	4,650			151,869
	04/21/06					N/A	N/A	N/A		2,951	33.88	28,330
	04/21/06					N/A	N/A	N/A		22,624	33.88	217,190
(4) (a)	04/21/06					N/A	N/A	N/A	1,266			42,120
(4) (a)	04/21/06					N/A	N/A	N/A		6,000	21.45
(4) (b)	04/21/06					N/A	N/A	N/A	1,129			37,009
(4) (b)	04/21/06					N/A	N/A	N/A		6,000	19.14
(4) (c)	04/21/06					N/A	N/A	N/A	4,073			128,503
(4) (c)	04/21/06					N/A	N/A	N/A		15,000	27.60

Ronald E. Tucker		22,500	45,000		(1)
	04/21/06					N/A	N/A	N/A	2,700			88,182
	04/21/06					N/A	N/A	N/A		2,951	33.88	28,330
	04/21/06					N/A	N/A	N/A		11,899	33.88	114,230
(4) (d)	04/21/06					N/A	N/A	N/A	302			10,048
(4) (d)	04/21/06					N/A	N/A	N/A		1,800	17.06
(4) (e)	04/21/06					N/A	N/A	N/A	378			12,576
(4) (e)	04/21/06					N/A	N/A	N/A		1,800	21.35
(4) (a)	04/21/06					N/A	N/A	N/A	379			12,609
(4) (a)	04/21/06					N/A	N/A	N/A		1,800	21.45
(4) (b)	04/21/06					N/A	N/A	N/A	621			20,356
(4) (b)	04/21/06					N/A	N/A	N/A		3,300	19.14
(4) (c)	04/21/06					N/A	N/A	N/A	2,036			64,236
(4) (c)	04/21/06					N/A	N/A	N/A		7,500	27.60

Gene J. Hagedorn		12,500	25,000		(1)
	04/21/06					N/A	N/A	N/A	1,250			40,825
	04/21/06					N/A	N/A	N/A		2,951	33.88	28,330
	04/21/06					N/A	N/A	N/A		4,049	33.88	38,870
(4) (d)	04/21/06					N/A	N/A	N/A	251			8,351
(4) (d)	04/21/06					N/A	N/A	N/A		1,500	17.06
(4) (e)	04/21/06					N/A	N/A	N/A	315			10,480
(4) (e)	04/21/06					N/A	N/A	N/A		1,500	21.35
(4) (a)	04/21/06					N/A	N/A	N/A	316			10,513
(4) (a)	04/21/06					N/A	N/A	N/A		1,500	21.45
(4) (b)	04/21/06					N/A	N/A	N/A	282			9,244
(4) (b)	04/21/06					N/A	N/A	N/A		1,500	19.14
(4) (c)	04/21/06					N/A	N/A	N/A	814			25,682
(4) (c)	04/21/06					N/A	N/A	N/A		3,000	27.60

Randal G. Waltman		11,750	23,500		(1)
	04/21/06					N/A	N/A	N/A	1,175			38,376
	04/21/06					N/A	N/A	N/A		2,951	33.88	28,330
	04/21/06					N/A	N/A	N/A		3,629	33.88	34,838
(4) (a)	04/21/06					N/A	N/A	N/A	316			10,513
(4) (a)	04/21/06					N/A	N/A	N/A		1,500	21.45
(4) (b)	04/21/06					N/A	N/A	N/A	282			9,244
(4) (b)	04/21/06					N/A	N/A	N/A		1,500	19.14
(4) (c)	04/21/06					N/A	N/A	N/A	814			25,682
(4) (c)	04/21/06					N/A	N/A	N/A		3,000	27.60

Charles H. Cramer		11,500	23,000		(1)
	04/21/06					N/A	N/A	N/A	1,150			37,559
	04/21/06					N/A	N/A	N/A		2,951	33.88	28,330
	04/21/06					N/A	N/A	N/A		3,489	33.88	33,494
(4) (d)	04/21/06					N/A	N/A	N/A	251			8,351
(4) (d)	04/21/06					N/A	N/A	N/A		1,500	17.06
(4) (e)	04/21/06					N/A	N/A	N/A	315			10,480
(4) (e)	04/21/06					N/A	N/A	N/A		1,500	21.35
(4) (a)	04/21/06					N/A	N/A	N/A	316			10,513
(4) (a)	04/21/06					N/A	N/A	N/A		1,500	21.45
(4) (b)	04/21/06					N/A	N/A	N/A	282			9,244
(4) (b)	04/21/06					N/A	N/A	N/A		1,500	19.14
(4) (c)	04/21/06					N/A	N/A	N/A	814			25,682
(4) (c)	04/21/06					N/A	N/A	N/A		3,000	27.60

(1)	Represents the estimated future payouts under the Baldor Electric Company Bonus Plan for Officers adopted on November 6, 2005. The actual amounts earned have been determined based on the achievement of the performance goals as of December 30, 2006, and are reflected as being paid in the Summary Compensation Table. Additional information relating to these amounts is discussed in narrative discussion following this table and in the Compensation Discussion and Analysis.
(2)	Represents stock units awarded. These stock units vest two years and one day from the date of grant except for grants footnoted and discussed more fully in item (3) below.
(3)	Represents incentive stock options and non-qualified stock options to purchase shares of the Company’s common stock. Except for specific grants footnoted and discussed more fully in item (4) below, the options were granted at the composite closing price of the Company’s common stock on the date of grant, are 100% exercisable six months and one day following the grant date and expire in ten years.
(4)	Represents grants made by the Company to modify certain stock options, that were originally granted during the years 2000 through 2005, in order to eliminate penalties associated with the new IRS Code Section 409A. Additional information relating to this modification is provided in the narrative disclosure following this table.
(a)	Represents the modification of the unexercised options of an original non-qualified grant made February 9, 2002 at an exercise price of $10.73. Stock units granted in connection with this modification vest August 9, 2007. Stock options granted in connection with this modification become exercisable June 1, 2006 and expire February 6, 2015.
(b)	Represents the modification of the unexercised options of an original non-qualified grant made February 2, 2003 at an exercise price of $9.57. Stock units granted in connection with this modification vest February 2, 2008. Stock options granted in connection with this modification become exercisable June 1, 2006 and expire February 6, 2015.
(c)	Represents the modification of the unexercised options of an original non-qualified grant made February 6, 2005 at an exercise price of $13.80. Stock units granted in connection with this modification vest February 6, 2010. Stock options granted in connection with this modification become exercisable June 1, 2006 and expire February 6, 2015.
(d)	Represents the modification of the unexercised options of an original non-qualified grant made February 6, 2000 at an exercise price of $8.53. Stock units granted in connection with this modification vest April 21, 2007. Stock options granted in connection with this modification become exercisable June 1, 2006 and expire February 6, 2010.
(e)	Represents the modification of the unexercised options of an original non-qualified grant made February 4, 2001 at an exercise price of $10.68. Stock units granted in connection with this modification vest April 21, 2007. Stock options granted in connection with this modification become exercisable June 1, 2006 and expire February 4, 2011.
(5)	Represents the aggregate FAS 123(R) value of all awards made in 2006. Please refer to Note A and Note H in the Notes to Consolidated Financial Statements contained in the Annual Report on Form 10-K, filed on February 28, 2007, for a discussion regarding the valuation of our option awards. No incremental fair value existed with respect to those option awards identified in item (4) above as replacement options.

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Plan Awards. As discussed in the Compensation Discussion and Analysis, annual cash incentive rewards can be earned by Named Executive Officers under a Bonus Plan for Officers. The cash amounts are based upon the achievement during a fiscal year of “target” and “stretch” goals for two components (sales and earnings per share) pre-approved by the Compensation Committee for the Company. Awards are determined as a percentage of each person’s salary. Fifty percent of the bonus earned is based on achieving pre-set sales goals and 50% of the bonus earned is based on achieving pre-set earnings per share goals.

If the “target” goal for a component (that is, either sales or earnings per share) is met, a bonus of 5% of salary for that component is earned. If the “target” goal of a component is not met, the bonus for that component is not earned. For each component that exceeds the target goal, the bonus for that component will be increased up to another 5% of salary paid on a straight-line pro-rata basis until the “stretch” goal is reached. If the stretch goal for a component is exceeded, then Named Executive Officers can earn an additional amount of bonus based on the amount by which the stretch goal was exceeded. This additional amount of bonus will be equal to a percentage of salary calculated on the same straight-line pro-rata basis as was used in calculating the percentage applicable between the target and stretch goal.

The amounts reflected in the Grants of Plan-Based Awards table contemplate a “threshold” of 5% of salary assuming that one target goal is met. The “target” amounts are calculated based on the assumption that both target goals are met exactly and the full 5% of salary attributed to each goal is earned, but no stretch goals are met. No “maximum” amounts are included in the table because under the plan, Named Executive Officers can earn an indeterminate percentage of salary based on the extent to which the stretch goals are exceeded.

Stock Options and Stock Units. The Company provides long-term incentive compensation to its Named Executive Officers in the form of stock units under the Baldor Electric Company 2006 Equity Incentive Plan. Stock units are awarded to Named Executive Officers only in the year following a year in which a “target” goal was met. However, awards of stock units have been reported in the Grants of Plan-Based Awards table as stock unit awards and not as equity incentive plan awards because in the year in which those options are granted, whether or not a “target” goal was met for the prior fiscal year has already been determined.

Modification and Replacement of Certain Options. Non-qualified stock options to purchase shares of restricted common stock of the Company granted during 2000 through 2005 did not meet the requirements of new Internal Revenue Code Section 409A needed to avoid penalties upon exercise. The IRS granted taxpayers until the end of 2007 to modify previously issued grants. In order to comply with Section 409A, the Company modified certain stock options that were originally granted during the years 2000 through 2005 with an exercise price less than the fair market value of the stock on the original grant date. These modified grants amend and replace those non-qualified stock options granted during 2000 through 2005. The unexercised options were modified as follows:

•	Each outstanding option was replaced with a stock option with an exercise price equal to the fair market value of the Company’s stock on the grant date of the original option;

•

To compensate the option holder for the loss of the discounted exercise price, the Company also awarded non-vested stock units equal in value to two-thirds of the lost discount. Each stock unit is valued at the fair market price at April 21, 2006, and vests over a one-to four-year time period from the 2006 grant date; and

•

The remaining one-third of the lost discounted exercise price was replaced by cash that vested immediately, but is payable to the employee over the same one to four-year time period as the non-vested stock units.

These modified grants were approved by the Compensation Committee on April 21, 2006, subject to approval of the Baldor Electric Company 2006 Equity Incentive Plan by the Company’s shareholders at the Annual Shareholder Meeting held on April 22, 2006.

Although the cash award granted in connection with these modified awards vested immediately, the cash is not payable until the associated stock unit vests. None of the stock units of Named Executive Officers vested during 2006. Therefore, no cash payout was made during 2006 to Named Executive Officers and no such amounts are reflected in the Summary Compensation Table.

Change of Control and Termination of Employment

Change of Control. As described in “Change of Control Arrangements” in the Compensation Discussion and Analysis section, agreements issued under the Baldor Electric Company 2006 Equity

Incentive Plan provide that any outstanding stock units held by any employee, including a Named Executive Officer, will fully vest and be free of any restrictions without any further act by the Company or the Named Executive Officer in the event of a “Change of Control” as defined in those agreements.

If a change of control of the Company had occurred on December 30, 2006, the last day of the Company’s 2006 fiscal year, then the number of outstanding stock units which would have vested for each of the Named Executive Officers is as follows:

Stock Units
John A. McFarland	11,118
Ronald E. Tucker	6,416
Gene J. Hagedorn	3,228
Randal G. Waltman	2,587
Charles H. Cramer	3,128

Termination of Employment. Agreements issued under the 2006 Equity Incentive Plan with respect to awards of stock units also provide that the stock units discussed above will become fully vested when an employee, including a Named Executive Officer, dies or terminates employment on account of his permanent disability or retirement, as those terms are defined in the agreement.

Agreements under that plan issued with respect to incentive and non-qualified stock options provide that all options vest and become exercisable for a period of three months following the date of termination of employment due to disability. If an employee dies while employed by the Company, or dies within three months after termination of his employment, the options vest and may be exercised at any time by the employees heirs or representatives within 12 months after death. These provisions apply to any employee who receives options, including Named Executive Officers. All stock options held by Named Executive Officers on December 30, 2006, were fully vested.

The Company offers to the Named Executive Officers a death benefit payment equal to two times the previous year’s salary and bonus, plus an amount equal to the tax benefit the Company would receive if it paid those amounts as salary and bonus to the Named Executive Officers. These benefits are provided under written agreements between the Company and the Named Executive Officers and payable if the Named Executive Officers should die while employed. While no funds have been set aside to fund this promised benefit, the Company has purchased corporate owned life insurance to offset this liability. As of December 30, 2006, amounts payable to each Named Executive Officer in the event of death were as follows:

John A. McFarland	$3,121,168
Ronald E. Tucker	1,812,291
Gene J. Hagedorn	1,006,828
Randal G. Waltman	946,419
Charles H. Cramer	926,282

The Board of Directors will determine on a case-by-case basis if any additional amounts or benefits are payable to Named Executive Officers at the time their employment is terminated, whether upon death, retirement, or otherwise.

Other than distributions from the Non-Qualified Deferred Compensation Plan in accordance with the terms of the Plan, none of the Company’s supplemental benefits continue for a Named Executive Officer after retirement or other termination of employment. Distributions from the Non-Qualified Deferred Compensation Plan are discussed above with respect to the Non-qualified Deferred Compensation Table.

Option Exercises and Stock Vested in Fiscal Year 2006

Name	Number of Shares Acquired on Exercise	(1) Value Realized On Exercise	Number of Shares Acquired on Vesting	(1) Value Realized on Vesting
	(#)	($)	(#)	($)
John A. McFarland	20,000	286,950	0	N/A

Ronald E. Tucker	2,000 1,333 2,666	21,925 25,675 28,423	0 0 0	N/A N/A N/A

Gene J. Hagedorn	9,333 1,400	104,646 34,707	0 0	N/A N/A

Randal G. Waltman	6,000	72,075	0	N/A

Charles H. Cramer	9,333 3,066	111,926 58,902	0 0	N/A N/A

(1)	Represents the difference between the option exercise price and the composite closing price of the Common Stock on the date of exercise multiplied by the number of shares acquired upon exercise. The numbers shown reflect the value of options accumulated over a ten-year period. No amounts were deferred upon exercise.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
John A. McFarland
	Incentive
	5,203	0	0	19.22	2/3/2007
	4,347	0	0	23.00	2/9/2008
	5,144	0	0	19.44	2/7/2009
	4,683	0	0	21.35	2/4/2011
	4,662	0	0	21.45	2/9/2012
	5,224	0	0	19.14	2/2/2013
	4,170	0	0	23.98	2/8/2014
	3,623	0	0	27.60	2/6/2015
	2,951	0	0	33.88	4/21/2016
	Non-qualified
	14,797	0	0	19.22	2/3/2007
	15,653	0	0	23.00	2/9/2008
	14,856	0	0	19.44	2/7/2009
	15,317	0	0	21.35	2/4/2011
	15,338	0	0	21.45	2/9/2012
	6,000	0	0	21.45	2/9/2012
	14,776	0	0	19.14	2/2/2013
	6,000	0	0	19.14	2/2/2013
	21,830	0	0	23.98	2/8/2014
	11,377	0	0	27.60	2/6/2015
	15,000	0	0	27.60	2/6/2015
	22,624	0	0	33.88	4/21/2016
							Units
					(a	)	1,266	42,436	0	N/A
					(b	)	1,129	37,844	0	N/A
					(c	)	4,073	136,527	0	N/A
					(d	)	4,650	155,868	0	N/A

(1)	The vesting dates of the unvested awards are: (a) 8/9/2007, (b) 2/2/2008, (c) 2/6/2010, (d) 4/21/2008.
(2)	Represents the $33.52 composite closing price of the Common Stock as reported by the New York Stock Exchange on December 29, 2006, the last trading day of fiscal year 2006, multiplied by the number of units that have not vested.

Outstanding Equity Awards at 2006 Fiscal Year-End (continued)

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
Ronald E. Tucker
	Incentive
	4,347	0	0	23.00	2/9/2008
	5,144	0	0	19.44	2/7/2009
	5,860	0	0	17.06	2/6/2010
	4,683	0	0	21.35	2/4/2011
	4,662	0	0	21.45	2/9/2012
	5,224	0	0	19.14	2/2/2013
	4,170	0	0	23.98	2/8/2014
	3,623	0	0	27.60	2/6/2015
	2,951	0	0	33.88	4/21/2016
	Non-qualified
	800	0	0	9.61	2/3/2007
	2,153	0	0	23.00	2/9/2008
	2,000	0	0	11.50	2/9/2008
	856	0	0	19.44	2/7/2009
	1,800	0	0	9.72	2/7/2009
	140	0	0	17.06	2/6/2010
	1,800	0	0	17.06	2/6/2010
	1,317	0	0	21.35	2/4/2011
	1,800	0	0	21.35	2/4/2011
	1,338	0	0	21.45	2/9/2012
	1,800	0	0	21.45	2/9/2012
	5,776	0	0	19.14	2/2/2013
	3,300	0	0	19.14	2/2/2013
	10,130	0	0	23.98	2/8/2014
	7,500	0	0	27.60	2/6/2015
	3,877	0	0	27.60	2/6/2015
	11,899	0	0	33.88	4/21/2016
							Units
					(a	)	302	10,123	0	N/A
					(a	)	378	12,671	0	N/A
					(b	)	379	12,704	0	N/A
					(c	)	621	20,816	0	N/A
					(d	)	2,036	68,247	0	N/A
					(e	)	2,700	90,504	0	N/A

(1)	The vesting dates of the unvested awards are: (a) 4/21/2007, (b) 8/9/2007, (c) 2/2/2008, (d) 2/6/2010, (e) 4/21/2008.
(2)	Represents the $33.52 composite closing price of the Common Stock as reported by the New York Stock Exchange on December 29, 2006, the last trading day of fiscal year 2006, multiplied by the number of units that have not vested.

Outstanding Equity Awards at 2006 Fiscal Year-End (continued)

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
Gene J. Hagedorn
	Incentive
	5,203	0	0	19.22	2/3/2007
	4,347	0	0	23.00	2/9/2008
	5,144	0	0	19.44	2/7/2009
	5,000	0	0	17.06	2/6/2010
	4,682	0	0	21.35	2/4/2011
	4,662	0	0	21.45	2/9/2012
	5,000	0	0	19.14	2/2/2013
	4,170	0	0	23.98	2/8/2014
	3,000	0	0	27.60	2/6/2015
	2,951	0	0	33.88	4/21/2016
	Non-qualified
	2,797	0	0	19.22	2/3/2007
	2,400	0	0	11.50	2/9/2008
	3,653	0	0	23.00	2/9/2008
	2,000	0	0	9.72	2/7/2009
	1,656	0	0	19.44	2/7/2009
	1,500	0	0	17.06	2/6/2010
	1,500	0	0	21.35	2/4/2011
	318	0	0	21.35	2/4/2011
	1,500	0	0	21.45	2/9/2012
	338	0	0	21.45	2/9/2012
	1,500	0	0	19.14	2/2/2013
	2,330	0	0	23.98	2/8/2014
	3,000	0	0	27.60	2/6/2015
	4,049	0	0	33.88	4/21/2016
							Units
					(a	)	251	8,414	0	N/A
					(a	)	315	10,559	0	N/A
					(b	)	316	10,592	0	N/A
					(c	)	282	9,453	0	N/A
					(d	)	814	27,285	0	N/A
					(e	)	1,250	41,900	0	N/A

(1)	The vesting dates of the unvested awards are: (a) 4/21/2007, (b) 8/9/2007, (c) 2/2/2008, (d) 2/6/2010, (e) 4/21/2008.
(2)	Represents the $33.52 composite closing price of the Common Stock as reported by the New York Stock Exchange on December 29, 2006, the last trading day of fiscal year 2006, multiplied by the number of units that have not vested.

Outstanding Equity Awards at 2006 Fiscal Year-End (continued)

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
Randal G. Waltman
	Incentive
	4,347	0	0	23.00	2/9/2008
	4,683	0	0	21.35	2/4/2011
	4,662	0	0	21.45	2/9/2012
	5,000	0	0	19.14	2/2/2013
	4,170	0	0	23.98	2/8/2014
	3,000	0	0	27.60	2/6/2015
	2,951	0	0	33.88	4/21/2016
	Non-qualified
	2,153	0	0	23.00	2/9/2008
	317	0	0	21.35	2/4/2011
	338	0	0	21.45	2/9/2012
	1,500	0	0	21.45	2/9/2012
	1,500	0	0	19.14	2/2/2013
	2,330	0	0	23.98	2/8/2014
	3,000	0	0	27.60	2/9/2015
	3,629	0	0	33.88	4/21/2016
							Units
					(a	)	316	10,592	0	N/A
					(b	)	282	9,453	0	N/A
					(c	)	814	27,285	0	N/A
					(d	)	1,175	39,386	0	N/A

(1)	The vesting dates of the unvested awards are: (a) 8/9/2007, (b) 2/2/2008, (c) 2/6/2010, (d) 4/21/2008.
(2)	Represents the $33.52 composite closing price of the Common Stock as reported by the New York Stock Exchange on December 29, 2006, the last trading day of fiscal year 2006, multiplied by the number of units that have not vested.

Outstanding Equity Awards at 2006 Fiscal Year-End (continued)

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
Charles H. Cramer
	Incentive
	5,203	0	0	19.22	2/3/2007
	4,347	0	0	23.00	2/9/2008
	5,144	0	0	19.44	2/7/2009
	5,000	0	0	17.06	2/6/2010
	4,683	0	0	21.35	2/4/2011
	4,662	0	0	21.45	2/9/2012
	5,000	0	0	19.14	2/2/2013
	4,170	0	0	23.98	2/8/2014
	3,000	0	0	27.60	2/6/2015
	2,951	0	0	33.88	4/21/2016
	Non-qualified
	2,400	0	0	9.61	2/3/2007
	2,797	0	0	19.22	2/3/2007
	2,400	0	0	11.50	2/9/2008
	3,653	0	0	23.00	2/9/2008
	2,000	0	0	9.72	2/7/2009
	1,656	0	0	19.44	2/7/2009
	1,500	0	0	17.06	2/6/2010
	1,500	0	0	21.35	2/4/2011
	317	0	0	21.35	2/4/2011
	1,500	0	0	21.45	2/9/2012
	338	0	0	21.45	2/9/2012
	1,500	0	0	19.14	2/2/2013
	2,330	0	0	23.98	2/18/2014
	3,000	0	0	27.60	2/9/2015
	3,489	0	0	33.88	4/21/2016
							Units
					(a	)	251	8,414	0	N/A
					(a	)	315	10,559	0	N/A
					(b	)	316	10,592	0	N/A
					(c	)	282	9,453	0	N/A
					(d	)	814	27,285	0	N/A
					(e	)	1,150	38,548	0	N/A

(1)	The vesting dates of the unvested awards are: (a) 4/21/2007, (b) 8/9/2007, (c) 2/2/2008, (d) 2/6/2010, (e) 4/21/2008.
(2)	Represents the $33.52 composite closing price of the Common Stock as reported by the New York Stock Exchange on December 29, 2006, the last trading day of fiscal year 2006, multiplied by the number of units that have not vested.

Pension Benefits

For fiscal year 2006, the Company maintained no defined benefit plan for any employee. The only retirement plans available to the executives are the 401(k) and Profit Sharing Plan, which is available to all employees, and the Non-Qualified Deferred Compensation Plan, which can only be funded by the individual executive.

Pension Benefits for the 2006 Fiscal Year

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
John A. McFarland	N/A	N/A	N/A	0
Ronald E. Tucker	N/A	N/A	N/A	0
Gene J. Hagedorn	N/A	N/A	N/A	0
Randal G. Waltman	N/A	N/A	N/A	0
Charles H. Cramer	N/A	N/A	N/A	0

Non-qualified Deferred Compensation

In 2006, the Company established a Non-Qualified Deferred Compensation Plan for all employees who are defined as “highly compensated employees” under Internal Revenue Code Section 414(q), because they are restricted in the tax-deferred amount they may contribute to the 401(k) plan. Eligible employees include, but are not limited to, the executive officers. The following table sets forth information concerning contributions, earnings, and balances under this Plan for fiscal year 2006.

Non-qualified Deferred Compensation for the 2006 Fiscal Year (1)

Name	(1) Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	(2) Aggregate Balance at Last Fiscal Year-End
	($)	($)	($)	($)	($)
John A. McFarland	7,750	0	190	0	7,940
Ronald E. Tucker	9,000	0	483	0	9,483
Gene J. Hagedorn	12,500	0	110	0	12,610
Randal G. Waltman	11,750	0	542	0	12,292
Charles H. Cramer	0	0	0	0	0

(1)	Each eligible employee has the option to contribute to the deferred compensation plan up to 50% of their cash compensation and any stock units awarded. The investment elections are the same as those in the 401(k) and Profit Sharing Plan (or a similar investment if the identical investment was not available). Like a 401(k) account, the participant’s account value is affected by income earned or lost on the investment choices selected by the plan participant. The amounts in this column are also reported in the “salary’ column of the Summary Compensation Table.
(2)	Deferred amounts are required to be deferred at least two years. If the participant changes the deferral period, the new distribution date must be at least five years beyond the original distribution date.

COMPENSATION COMMITTEE REPORT

The responsibilities of the Compensation Committee are provided in its charter, which has been approved by the Board of Directors of the Company.

In fulfilling its oversight responsibilities with respect to the Compensation Disclosure and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Disclosure and Analysis with management; and

•	following such review, the Compensation Committee approved the inclusion of such Compensation Disclosure and Analysis in this proxy statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Richard E. Jaudes Chairman

Merlin J. Augustine, Jr.
Robert J. Messey
R. L. Qualls
Barry K. Rogstad

DIRECTOR COMPENSATION

Overview of Compensation Philosophy and Program

The Corporate Governance Committee responsibilities include but are not limited to administering the Company’s Director compensation program. The philosophy of the Director’s compensation program is based on the principle that the compensation program should be adequate to attract and retain qualified Board members from a variety of business and financial backgrounds. Therefore, the objective of the compensation program is that the program be competitive so as to attract and retain qualified Board members.

Evaluation of Director Performance

The Corporate Governance Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of all directors. The Corporate Governance Committee annually performs a review and evaluation of the directors’ continuing achievement of the Company’s short and long-term goals.

In order to attract and retain experienced individuals to serve as directors of the Company, the Corporate Governance Committee reviews independent salary survey data from Watson-Wyatt Data Services Compensation Survey regarding compensation packages paid to directors by the Company’s peer group. The Company generally seeks to pay compensation that is at the median of the peer group.

Elements of Compensation

In order to ensure that total compensation paid to directors is competitive externally and provides a fair compensation for the services performed, the Corporate Governance Committee has designed the total compensation program for directors to consist of two components: (1) fees, and (2) long-term incentive compensation. These components are discussed more fully below:

Fees

Fees for all directors are established within the range of fees for persons holding similar positions at comparably sized manufacturing companies, utilizing independent salary survey data from Watson-Wyatt. The data is a composite of all manufacturing companies that are comparably sized based upon sales volume. In general, in establishing director fees, additional consideration includes the board’s performance as a whole, as well as Baldor’s performance. The Corporate Governance Committee will review these fee levels annually to determine if any changes to the fees are needed to ensure that an appropriate relationship exists between director compensation and the creation of shareholder value.

Long-term Incentive Compensation

This component of director compensation is based on the belief that that equity-based compensation ensures that directors have a continuing stake in the long-term success of the Company. For directors, long-term incentive compensation generally consists of non-qualified stock options (“NQSOs”) and stock units.

Stock Options … Non-qualified stock options (“NQSOs”) are granted to directors annually on the first business day following the annual shareholders’ meeting. The number of shares granted is based upon a formula tied to the previous year’s cash compensation. These options have a ten year life, vest immediately, and are granted with an exercise price equal to the New York Stock

Exchange composite closing price for Baldor stock on the grant date. Accordingly, those stock options will have value only if the market price of Baldor stock increases after that date. As a matter of policy, the Company does not re-price any options previously granted to directors.

Stock Units … Stock units are awarded to directors annually. The number of stock units granted is based upon a formula related to the previous year’s director’s fees excluding committee fees. These units vest immediately.

Summary Compensation for Directors

The following tables set forth certain information regarding compensation paid during Baldor’s last fiscal year to each of Baldor’s directors.

Director Compensation in Fiscal 2006

Name		(2) Fees Earned or Paid In Cash	(3) Stock Awards	(4) Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)			($)
John A. McFarland	(1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jefferson W. Asher, Jr.		42,800	59,459	50,688	0	N/A	0	152,947
Merlin J. Augustine, Jr.		40,000	59,459	50,688	0	N/A	0	150,147
Richard E. Jaudes		40,000	59,459	50,688	0	N/A	0	150,147
Jean A. Mauldin		15,000	0	0	0	N/A	0	15,000
Robert J. Messey		48,800	59,459	50,688	0	N/A	0	158,947
Robert L. Proost		48,050	59,459	50,688	0	N/A	0	158,197
R. L. Qualls		47,000	59,459	50,688	0	N/A	0	157,147
Barry K. Rogstad		44,800	59,459	50,688	0	N/A	0	154,947

(1)	Only non-employee directors are compensated for their services on the Board of Directors. Mr. McFarland is an employee of the Company; therefore, he did not receive any fees relating to his service on the Board or the Board’s various committees for fiscal year 2006
(2)	Fees earned or paid in cash relate to service on the Board of Directors and service on the various committees of the Board of Directors as detailed in the table below.

Name		Director	Executive Committee	Audit Committee	Compensation Committee	Corporate Governance Committee	Total
		($)	($)	($)	($)	($)	($)
John A. McFarland		N/A	N/A	N/A	N/A	N/A	N/A
Jefferson W. Asher, Jr.		30,000	0	8,800	0	4,000	42,800
Merlin J. Augustine, Jr.		30,000	0	0	6,000	4,000	40,000
Richard E. Jaudes		30,000	0	0	6,000	4,000	40,000
Jean A. Mauldin	(a)	15,000	0	0	0	0	15,000
Robert J. Messey	(b)	30,000	0	12,800	6,000	0	48,800
Robert L. Proost	(c)	30,000	5,250	8,800	0	4,000	48,050
R. L. Qualls		30,000	7,000	0	6,000	4,000	47,000
Barry K. Rogstad		30,000	0	8,800	6,000	0	44,800

a)	Jean A. Mauldin became a director during mid-2006; therefore, she received fees for only the portion of the year that she served as a director.
b)	The Company pays a Chairman’s fee to the Chairman of the Audit Committee due to the additional responsibilities of this position. Robert J. Messey served as the Chairman of the Audit Committee during 2006 and the fees he received for his Audit Committee service reflects this.

c)	Robert L. Proost was appointed to the Executive Committee during mid-2006; therefore, he received fees for only the portion of the year that he served on this Committee.
(3)	Represents the dollar amount recognized for financial statement reporting purposes during fiscal year 2006 in accordance with FAS 123(R) with respect to stock units. Stock units were awarded in the amount of 1,755 units per director with a fair value of $33.88 per unit. These stock units vested immediately.
(4)	Represents the dollar amount recognized for financial statement reporting purposes during fiscal year 2006 in accordance with FAS 123(R) with respect to stock options held by non-employee directors. Non-qualified options to purchase 5,280 shares of Common Stock of Baldor were granted at $33.88 per share, the composite closing price of the Common Stock on the day preceding the date of grant, with full vesting immediately. At grant date, the fair value of these non-qualified options was $9.60 per share. Baldor used the Black-Scholes option pricing model to determine the fair value. Calculations are based on a ten-year option term and the following variable assumptions: expected option life of 6.5 years; interest rate of 4.99%; annual dividend yield of 1.9%; and volatility of 24.0%. Because the present values are based on estimates and assumptions, the amounts reflected in this table may not be achieved. Refer to Note A and Note H in the Notes to Consolidated Financial Statements contained in the Annual Report on Form 10-K, filed on February 28, 2007, for a discussion regarding the valuation of our stock options.

Compensation Committee Interlocks, Insider Participation;

Related Party Transactions

Baldor’s Board of Directors has a Compensation Committee of the Board. The main responsibility of the Compensation Committee is to approve the salary and contingent compensation arrangements for the Named Executive Officers. The Executive Committee makes recommendations to the Board regarding salary and contingent compensation for other executive officers; however, the Board of Directors, as a whole, approves the salary and contingent compensation arrangements for other executive officers. The Compensation Committee also approves any stock options granted to the Named Executive Officers. The Compensation Committee administers the Company’s equity compensation plans.

The members of the Executive Committee and the Compensation Committee and summary descriptions of each committee are listed in this proxy statement under the caption “Information About the Board of Directors and Committees of the Board”.

Of the directors, John A. McFarland was an executive officer of Baldor during fiscal year 2006. R. L. Qualls was an executive officer of Baldor through 2000 and provided management consulting services for Baldor through fiscal year 2005 on an as-needed basis. There was no formal arrangement between Baldor and Dr. Qualls as to the terms of the consulting services. Dr. Qualls provided no consulting services to Baldor in fiscal year 2006. Richard E. Jaudes, a member of the Board of Directors of the Company, is a partner at Thompson Coburn LLP, a law firm that provides legal counsel to the Company.

The Board of Directors reviews and approves related party transactions, if any, which are required to be reported in Baldor’s proxy statement and/or Annual Report on Form 10-K on a case-by-case basis. The Board has not adopted a formal written policy with respect to the approval or ratification of these transactions. In making this determination, the Board considered the infrequency in occurrence of these transactions.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Baldor oversees Baldor’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee makes the following statements:

•

The Audit Committee is governed by a formal written charter (which may be viewed online free of charge by accessing the Company’s website at www.baldor.com and selecting the Investor Relations section);

•	The Audit Committee is comprised of directors that Baldor’s Board of Directors has determined to be “independent” and all members meet the requirement of an “audit committee financial expert” (1);

•	The Audit Committee has reviewed and discussed the quarterly and annual audited financial statements with management;

•	The Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees;

•

The Audit Committee has received from the independent registered public accounting firm the required written communication and discussed with them their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	The Audit Committee has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm; and

•

The Audit Committee, based on the above reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in Baldor’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

(1)	A detailed determination of member independency and financial expertise is included in this Proxy Statement under the sub-caption “Statement of Audit Committee Member Independence and Financial Expertise”.

Respectfully submitted,

THE AUDIT COMMITTEE

Robert J. Messey
Chairman

Jefferson W. Asher, Jr.
Robert L. Proost
Barry K. Rogstad

STATEMENT OF DIRECTOR INDEPENDENCE

The Board has determined that each of Baldor’s directors, except for Baldor’s Chairman and CEO John McFarland, is “independent” under the standards Section 303A.02 of the Listed Company Manual of the New York Stock Exchange (the “NYSE”). Annually Baldor requires each director and nominee to complete a questionnaire. The majority of questions in the questionnaire requests that the individual disclose to Baldor specific information relating to the individual’s relationship with Baldor. The Board has considered the relationships disclosed in the questionnaires, including those disclosed under “Compensation Committee Interlocks, Insider Participation; Related Party Transactions”. In addition to the NYSE requirements for independence, the Board considers the nature of the relationship and the dollar amounts involved in making its determination of director independence.

STATEMENT OF AUDIT COMMITTEE MEMBER INDEPENDENCE AND FINANCIAL EXPERTISE

Baldor’s Board of Directors strongly believes that the Audit Committee and its function are extremely important to the integrity of Baldor. The independence of each member of the Audit Committee is critically reviewed for the following requirements:

•	There is not, and has not been in the last five years, any known family relationship between any member of the Audit Committee and any other member of the Board of Directors or any employee of Baldor.

•	No member of the Audit Committee accepts compensation from Baldor other than for board service and committee membership service.

•	Members of the Audit Committee are appointed because of their qualifications of being “financially literate” and knowledgeable of securities regulations.

The current members of Baldor’s Audit Committee are:	Robert J. Messey	Chairman
Robert L. Proost
Jefferson W. Asher, Jr.
Barry K. Rogstad

Baldor’s Board of Directors has paid close attention to the independency and financial literacy of the members of Baldor’s Audit Committee. All members of this Committee are appointed, in substantial part, because they are financially astute, having the experience, education, and ability to read and understand financial information and regulations. Based on the facts including those mentioned above, the Board of Directors has determined that each member of the Audit Committee named above:

1.	has no relationship which would interfere with the exercise of independent judgment as an Audit Committee member;

2.	provides services and qualifications that are in the best interests of Baldor and its shareholders;

3.	is “independent” so that the member’s participation on Baldor’s Audit Committee complies with the requirements of the Sarbanes-Oxley Act of 2002 and Section 3.03 of the Listed Company Manual of the New York Stock Exchange; and

4.	has been determined to be an “audit committee financial expert” having met the requirements of such designation as required by the Sarbanes-Oxley Act of 2002 and similar requirements of Section 3.03 of the Listed Company Manual of the New York Stock Exchange.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baldor is presently utilizing the services of Ernst & Young LLP, an independent registered public accounting firm that has been Baldor’s independent auditor since 1972. The Audit Committee will consider the reappointment of Ernst & Young LLP as Baldor’s independent registered public accounting firm for the fiscal year ending December 29, 2007, at Baldor’s next regular Audit Committee meeting in May. Representatives of Ernst & Young LLP will be present at the 2007 Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Audit Committee considered whether the provision of non-audit services by its auditors is compatible with maintaining its auditor’s independence. Under its Charter, the Audit Committee:

1.	shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm, or any other audit firm, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation; and

2.	may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm of the Company. The Audit Committee Charter provides that the Committee must approve, in advance, all audit services to be performed by the independent registered public accounting firm.

A summary of the fees associated with the services performed by Ernst & Young LLP for fiscal years 2006 and 2005 follows. Audit fees include fees related to: (a) the annual audit of the consolidated financial statements and disclosures and reviews of the financial statements and disclosures included in quarterly reports on Form 10-Q and Sarbanes-Oxley Act Section 404 Attestations ($830,000 for 2006 and $870,000 for 2005), and (b) statutory audits required for foreign affiliates ($100,800 for 2006 and $100,800 for 2005). Audit-related fees principally include agreed upon procedures and accounting consultations. Tax fees include: (a) U.S. tax planning ($45,000 for 2006 and $35,000 for 2005), and (b) tax compliance for foreign affiliates ($6,901 for 2006 and $17,969 for 2005).

Type of Fee	2006 Fees	2005 Fees
Audit	$930,800	$970,800
Audit-Related	$18,046	$18,500
Tax	$51,901	$52,969
All Other	$2,500	$0

CODE OF ETHICS

The Board of Directors has adopted: 1) a Code of Ethics for Certain Executives that applies specifically to Baldor’s chief executive officer, chief financial officer, and treasurer; and 2) a Code of Ethics and Business Conduct that applies to all Baldor associates including directors, officers, employees, and affiliates. Both of these Codes are available for viewing on Baldor’s website at www.baldor.com. These codes are also available in print to any shareholder who requests it. Any amendments to, or waivers from, the Code of Ethics for Certain Executives will also be posted on Baldor’s website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review, all of Baldor’s reporting persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 2006.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

Baldor’s non-management directors meet at various times throughout the year. The Presiding Director of these meetings is determined annually by the non-management directors on a rotating basis. Director R. L. Qualls is currently the Presiding Director. Interested parties may communicate directly with Baldor’s Board of Directors or independent directors directly by submitting correspondence or contacting Bryant Dooly, Baldor’s Financial Controller. All communications received will be forwarded to the appropriate Directors.

Attn:	Bryant Dooly	Baldor Electric Company
	Financial Controller	P O Box 2400
Phone:	479-646-4711	5711 R S Boreham Jr St
Fax:	479-648-5752	Fort Smith AR 72902

SHAREHOLDER PROPOSALS and NOMINATIONS

Baldor has a Corporate Governance Committee comprised of five independent directors, determined pursuant to the rules of the New York Stock Exchange (see additional information in this Proxy Statement under the caption “Information About the Board of Directors and Committees of the Board”). The Corporate Governance Committee of Baldor’s Board of Directors will consider candidates for Board membership proposed by shareholders who have complied with these procedures. The Corporate Governance Committee evaluates all nominees, including current directors who may be up for re-election, based on several different professional criteria. This criterion includes knowledge of business, industry, and economic environment, educational background, professional experience, and willingness and availability to serve as a director of the Company. The Corporate Governance Committee also considers the make-up of the Board of Directors as a whole in terms of the professional diversity represented by various occupations. Nominations recommended by the Corporate Governance Committee to the Board of Directors are made based on professional criteria.

Any shareholder of Baldor eligible to vote in an election may make shareholder proposals and nominations for the 2008 Annual Meeting. In order to be considered for inclusion in the 2008 Proxy Statement and considered at the 2008 Annual Meeting to be held in 2008, all shareholder proposals, nominations, and notifications must: (1) comply with Baldor’s Bylaws, as amended, and (2) be appropriately received by the Secretary of Baldor on or after October 21, 2007, and on or before December 20, 2007.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

Continental Stock Transfer & Trust Company

is the transfer agent for Baldor Electric Company.

Access to your Baldor shareholder account information and

other shareholder services are available on the Internet at

www.continentalstock.com

To access this service, visit the website above.

You will be asked for your 4 digit Personal Identification Number (PIN).

If you do not know your PIN, or need assistance with Internet access or any other shareholder service,

please contact Continental at 1-800-509-5586.

+ FOLD AND DETACH HERE AND READ THE REVERSE SIDE +

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[ LOGO ]

COMMON STOCK	COMMON STOCK

BALDOR ELECTRIC COMPANY

Proxy Solicited on Behalf of the Board of Directors

for Annual Meeting of Shareholders on May 19, 2007

The undersigned hereby appoints John A. McFarland and Ronald E. Tucker, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Fort Smith Convention Center located at 55 South 7th Street, Fort Smith, Arkansas, on Saturday, May 19, 2007, at 10:30 a.m., local time, and all adjournments thereof, and to vote, as indicated on the reverse side of this proxy card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and all adjournments thereof.

If no direction is made, this proxy will be voted FOR the election of directors.

PLEASE VOTE YOUR SHARES PROMPTLY USING THE INTERNET, MAIL, OR TELEPHONE.

ADDRESS CHANGES OR COMMENTS?

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY TELEPHONE OR INTERNET
[ TELEPHONE GRAPHIC ]	[ COMPUTER GRAPHIC ]
QUICK * * * EASY * * * IMMEDIATE

BALDOR ELECTRIC COMPANY

Voting by telephone or Internet is quick, easy and immediate. As a Baldor Electric Company shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 12:00 noon CST on May 17, 2007.

To Vote by Internet

www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote by Phone

1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote by Mail

Mark, sign and date your proxy card below, detach it, and return it in the postage-paid envelope provided.

+ FOLD AND DETACH HERE AND READ THE REVERSE SIDE +

... ................................................................................................

		Proxy by Mail	Please mark your votes like this [X]

BALDOR ELECTRIC COMPANY			COMMON STOCK

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of Directors	For [ ]	Withhold [ ]	Mark the box to the right if you plan to attend the Annual Meeting on May 19, 2007.	[ ]

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)			Mark the box to the right if you have noted an address change or made comments on the other side of this card.	[ ]

Nominees:	Jean A. Mauldin
R. L. Qualls
Barry K. Rogstad
	Ronald E. Tucker		COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Please be sure to sign and date this Proxy Card.

Signature	Signature	Date

Please sign exactly as your name(s) appear(s) hereon. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give title as such. For joint accounts, all named holders should sign. If you receive more than one proxy card, please follow the instructions indicated on each card.

Merrill Lynch Trust Company

is the trustee for

The Baldor Electric Company Employees’ Profit Sharing and Savings Plan.

Access to your Baldor investment elections

are available on the Internet at

http://ml.myretirementsite.com

To access this service, visit the website above.

You will be asked for your Social Security Number and your 4 digit Personal

Identification Number (PIN).

If you do not know your PIN, please call Merrill Lynch at 1-800-881-8520 as soon as possible to request a new PIN.

Merrill Lynch will mail a new PIN directly to your home.

+ FOLD AND DETACH HERE AND READ THE REVERSE SIDE +

... ................................................................

[ LOGO ]

PROFIT SHARING AND SAVINGS PLAN	PROFIT SHARING AND SAVINGS PLAN
BALDOR ELECTRIC COMPANY
Annual Meeting of Shareholders on May 19, 2007

The undersigned, a participant in the Baldor Electric Company Employees’ Profit Sharing and Savings Plan (the “Plan”), hereby directs Merrill Lynch Trust Company, as Trustee (the “Trustee”) of the Plan Trust (the “Trust”), at the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Fort Smith Convention Center located at 55 South 7th Street, Fort Smith, Arkansas, on Saturday, May 19, 2007, at 10:30 a.m., local time, and all adjournments thereof, to vote, as indicated on the reverse side of this direction card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting. This direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. As Trustee, you are authorized to vote the shares of the undersigned upon such other business as may properly come before the meeting and all adjournments thereof.

If no direction is made, voting will be controlled by the terms of the Plan and the Trust.

In order for the Trustee to vote the shares of the Plan, your voting direction must be received no later than 12:00 noon, local time (CST), on May 17, 2007.

PLEASE VOTE YOUR SHARES PROMPTLY USING THE INTERNET, MAIL, OR TELEPHONE.

ADDRESS CHANGES OR COMMENTS?

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY TELEPHONE OR INTERNET
[ TELEPHONE GRAPHIC ]	[ COMPUTER GRAPHIC ]
QUICK * * * EASY * * * IMMEDIATE

BALDOR ELECTRIC COMPANY

Voting by telephone or Internet is quick, easy and immediate. As a Baldor Electric Company shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the direction card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the direction card. Votes submitted electronically over the Internet or by telephone must be received by 12:00 noon CST on May 17, 2007.

To Vote by Internet

www.continentalstock.com

Have your direction card available when you access the above website. Follow the prompts to vote your shares.

To Vote by Phone

1-866-894-0537

Use any touch-tone telephone to vote. Have your direction card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote by Mail

Mark, sign and date your direction card below, detach it and return it in the postage-paid envelope provided.

+ FOLD AND DETACH HERE AND READ THE REVERSE SIDE +

... ....................................................................

		Proxy by Mail	Please mark your votes like this	[ X]

BALDOR ELECTRIC COMPANY			PROFIT SHARING AND SAVINGS PLAN

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, VOTING WILL BE CONTROLLED BY THE TERMS OF THE PLAN AND THE TRUST.

1. Election of Directors	For [ ]	Withhold [ ]	Mark the box to the right if you plan to attend the Annual Meeting on May 19, 2007.	[ ]

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)			Mark the box to the right if you have noted an address change or made comments on the other side of this card.	[ ]

Nominees:	Jean A. Mauldin
R. L. Qualls
Barry K. Rogstad
	Ronald E. Tucker			COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Please be sure to sign and date this Proxy Card.

Signature	Signature	Date

Please sign exactly as your name(s) appear(s) hereon. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give title as such. For joint accounts, all named holders should sign. If you receive more than one proxy card, please follow the instructions indicated on each card.